UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2017 (March 14, 2017)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2017, Inspyr Therapeutics, Inc. (“Company”) entered into securities purchase agreements (“Securities Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold $200,000 of the Company’s securities (“Offering”) consisting of $195,000 in cash and the cancellation of $5,000 of obligations. The securities consist of approximately: (i) 200 shares of Series C 0% Convertible Preferred Stock (“Series C Preferred Stock”) with a stated value of $1,000 and which are immediately convertible into 266,673 shares of the Company’s common stock, subject to certain beneficial ownership limitations, at a conversion price equal to $0.75, subject to adjustment (“Conversion Price”), and (ii) an aggregate of 800,019 common stock purchase warrants as described below. The Conversion Price is subject to anti-dilution protection as more fully described in the Certificate of Designation (as defined below).

The Investors received an aggregate of approximately: (i) 266,673 Series M common stock purchase warrants (“Series M Warrants”), (ii) 266,673 Series N common stock purchase warrants (“Series N Warrants”) and (iii) 266,673 Series O common stock purchase warrants (“Series O Warrants”) (collectively, the “Warrants”). The Series M Warrants have an exercise price of $0.90 per share, subject to adjustment, and a term of five (5) years from the date of issuance, the Series N Warrants have an exercise price of $0.75 per share, subject to adjustment, and a term of six (6) months from the date of issuance and the Series O warrants have an exercise price of $0.75, subject to adjustment, and a term of twelve (12) months from the date of issuance. The Warrants are immediately exercisable and separately transferable from the Series C Preferred Stock. In the event that the shares underlying the Warrants are not subject to an effective registration statement at the time of exercise, the Warrants may be exercised on a cashless basis after 6 months from the issuance date. The Warrants contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends and fundamental transactions. Additionally, the Warrants contain anti-dilution protection until the twelve (12) month anniversary of the issuance date of the Warrants. The closing of the Offering is anticipated to occur on or about March 20, 2017, subject to customary closing conditions.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement and Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03. On March 14, 2017, and in connection with the anticipated issuance of the Series C Preferred Stock in the Offering, the Company filed a Certificate of Designation to its Restated Certificate of Incorporation (“Certificate of Designation”) with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series C Preferred Stock. Copies of the Certificate of Designation relating to the Series C Preferred Stock and the form of stock certificate are attached as Exhibits 3.01 and 4.01 to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
3.01	Certificate of Designation
4.01	Form of Series C Preferred Stock Certificate
10.01	Form of Securities Purchase Agreement
10.02	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2017

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01	Certificate of Designation
4.01	Form of Series C Preferred Stock Certificate
10.01	Form of Securities Purchase Agreement
10.02	Form of Warrant